Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GigaBeam Corporation
Herndon, VA 20170

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 18, 2005, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Bethesda, MD
November 30, 2005